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                                                                   EXHIBIT 10.2


                                AMENDMENT NO. 2
                                       TO
                               SUBLEASE AGREEMENT


     THIS IS AMENDMENT NO. 2 dated as of February 14, 2001 ("Amendment No. 2") to the SUBLEASE AGREEMENT dated as of August 19, 1988, as amended by Amendment No. 1 thereto dated January 1, 1990 (as so amended, the "Sublease Agreement") by and between Thermo Electron Corporation, a Delaware corporation and successor to Thermedics Inc., a Delaware corporation ("TEC"), and Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"). Unless otherwise indicated, terms used in this Amendment No. 2 that begin with capital letters and are not defined here have the meanings given them in the Sublease Agreement. Except as provided otherwise in this Amendment No. 2, references to Articles are to Articles of the Sublease Agreement and references to Sections are to Sections of the Master Lease (as defined below).


                                    RECITALS

     A. TCA subleases property from TEC located at 470 Wildwood Street in Woburn, Massachusetts under the Sublease Agreement.

     B. The Sublease Agreement is subject to the terms of the lease dated November 1983 between WGO Limited Partnership, a Massachusetts limited partnership, and TEC, as amended July 15, 1993 and extended by letter dated August 12, 1998 (as so amended and extended, the "Master Lease").

     C. TCA is a party to an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 3, 2000 pursuant to which, upon satisfaction of certain conditions, TCA will be acquired by Thoratec Laboratories Corporation, a California corporation that will soon drop "Laboratories" from its corporate name ("Thoratec").

     D. Section 7.2(i) of the Merger Agreement requires that the Sublease Agreement be amended as set forth in this Amendment No. 2.


ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:


1.   ADDITIONAL PARKING SPACES

     Article I is amended so that TEC shall provide to TCA the exclusive use of 75 parking spaces as indicated on the Parking Plan attached as Exhibit A; provided,

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however, that TEC shall not be obligated to supply such spaces if such spaces are currently required to be provided to another tenant of the subleased property.


2.   LIMITATION ON LIABILITY

     The second sentence of Article VI is replaced in its entirety with the following: "TCA will exonerate, indemnify and hold harmless TEC against all claims, suits, obligations, liabilities and damages, including attorneys' fees, arising out of any failure by TCA to perform, fulfill or observe any obligation or liability of TEC set forth in the Sublease Agreement which TCA is obligated to perform hereunder, or any negligent act or omission by TCA."


3.   NOTICES

     All notices provided to TCA pursuant to Article VIII shall also be provided in the manner set forth in Article VIII to Thoratec at 6035 Stoneridge Drive, Pleasanton, California 94588, Attn.: Chief Financial Officer.


4.   RIGHT TO CURE

     TEC will provide prompt written notice to TCA and Thoratec of any breach of the Master Lease or any event of default under Section 19 of the Master Lease and will take all actions reasonably necessary to promptly cure such breach or event of default within the time period permitted for such cure. If TEC fails to cure any such breach or event of default within five days of the notice of such breach or event of default, TCA may, at its sole discretion, take actions reasonably necessary to cure any such breach or event of default. TCA may offset any amount owed to TEC against the costs of curing such breach or event of default. TCA shall have no obligation to pay any fees owed under
Section 28 of the Master Lease upon any optional termination by TEC under such section.


5.   RIGHT OF FIRST REFUSAL

     In the event that the current subtenant of the space located at the premises which is not subject to the Sublease Agreement (the "Additional Space") notifies TEC that it no longer intends to sublease the Additional Space from TEC, TEC shall notify TCA and TCA shall have the right, upon written notification within 10 days from the date so notified by TEC, to sublease the Additional Space on the same terms and conditions as such Additional Space is currently subleased by such other subtenant.


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6.   ACKNOWLEDGEMENT
     ---------------

     TCA hereby acknowledges that except to the extent otherwise provided in the Sublease Agreement, as amended by this Amendment No. 2, the Sublease Agreement, as so amended, shall be deemed to contain all of the same covenants, terms and provisions as are contained in the Master Lease, including without limitation the expiration of the term thereof on February 29, 2004.


     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first written above.

                                                 THERMO CARDIOSYSTEMS INC., a
                                                 Massachusetts corporation

                                            By:/s/ Robert Michael Kleine 2/9/01
                                               ---------------------------------
                                               Name: Robert Michael Kleine
                                               Title: CEO

                                                 THERMO ELECTRON CORPORATION, a
                                                 Delaware corporation

                                            By:/s/ Theo Melas-Kyriazi
                                               -----------------------
                                                Name: Theo Melas-Kyriazi
                                                Title: CFO



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